UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2010

XELR8 HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50875	84-1575085
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

480 South Holly Street
Denver, CO 80246
(Address of principal executive offices, including zip code)

(303) 316-8577
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement

    On March 5, 2010, XELR8 Holdings, Inc., (the "Company", "we", or "us") completed the initial closing of a secured convertible note financing ("Note Financing"). At the closing, we issued $1.23 million in aggregate principal amount of senior secured convertible promissory notes (the "Secured Notes") to a limited number of accredited investors (the “Lenders”).  The purchase price of the Senior Notes consisted of $1,000,000 of cash proceeds and the cancellation of $230,000 in aggregate principal amount (and related accrued interest) of certain bridge notes previously issued by the Company to certain accredited investors (“Bridge Investors”) (“Bridge Notes”), which Bridge Notes were converted into Secured Notes in connection with the Note Financing.   Net proceeds to the Company after the deduction of selling commissions, but before expenses of the Note Financing, were approximately $870,000, or $1,100,000 after giving effect to the issuance of the Bridge Notes.

    The Secured Notes are due March 5, 2015 and accrue interest at the rate of 10% per annum payable semi-annually in arrears on June 15 and December 15 of each year.  Interest is payable, at the option of holders of a majority of the aggregate principal amount of outstanding Secured Notes, in either cash or additional Secured Notes.  At any given time (prior to the maturity date) the Lenders may elect to convert the outstanding principal and accrued interest into shares of the Company’s common stock, $0.001 par value (the “Common Stock”), at a conversion price of $0.15 per share, subject to certain adjustments.

    We have the option, after effectiveness of the Registration Statement (as defined below), to repay all outstanding principal and interest under the Secured Notes if the volume weighted average price of our shares of Common Stock has exceeded $1.00 for the preceding 30 consecutive trading days.

    The Secured Notes are secured by substantially all of the assets of the Company and our subsidiaries pursuant to a Security Agreement, and Trademark Collateral Assignment and Security Agreements.  All obligations under the Secured Notes are guaranteed by VitaCube Systems, Inc., and XELR8, Inc., the Company’s principal subsidiaries (the “Subsidiaries”) pursuant to Guarantees by each of the Subsidiaries in favor of the Lenders.

    The Company intends to use the proceeds from the issuance of the Secured Note to finance the restructuring plan and the implementation of the Company’s new marketing strategy as previously announced, for operating expenses and for general corporate purposes.

    The Company has entered into a Registration Rights Agreement with the Lenders under which it has agreed to file a resale registration statement (the “Registration Statement”) registering the shares of Common Stock issuable upon conversion of the Secured Notes within sixty (60) days from the final closing of the Offering.  The Company will use its best efforts to have the Registration Statement declared effective within one hundred twenty (120) days from the date of filing the Registration Statement with the Securities and Exchange Commission.

    In connection with the Note Financing, we entered into a Placement Agency Agreement with the placement agent involved in the offering (the “Placement Agent”).  The Placement Agent agreed to act on a best efforts basis with respect to the sale of Secured Notes in an aggregate principal amount of up to $2,000,000 (with an over-allotment option of up to $1,000,000).  Under the Placement Agency Agreement, the Placement Agent receives a placement fee equal to 10% of the gross proceeds of the Secured Notes (including the Secured Notes issued upon conversion of the Bridge Notes) sold by the Placement Agent and a non-accountable expense allowance of 3% of the gross proceeds (giving effect to the conversion of the Bridge Notes into Secured Notes) of the Note Financing.  The Placement Agent also receives reimbursement of its legal expenses related to the Note Financing of $50,000.

    In addition, if $2,000,000 in Secured Notes are sold in the Note Financing, we have agreed to issue 2,500,000 shares of Common Stock to the Placement Agent.  Also under the Placement Agency Agreement, we have given the Placement Agent the right to designate two members of our Board of Directors and the Bridge Investors the right to designate two Board members.  The Placement Agent designated Mr. Kevin Sherman and Mr. Milton Makris, who were appointed to the Board effective March 3, 2010 and March 5, 2010, respectively, as described below.  The Bridge Investors have not yet named their Board designees.

    Neither the Secured Notes nor the securities underlying the Secured Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent the registration or an applicable exemption from the registration requirements of the Securities Act. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, pursuant to Regulation D and/or Section 4(2).

Item 1.02.          Termination of a Material Definitive Agreement.

    The information provided in Item 1.01 regarding the cancellation and conversion of the Bridge Notes is hereby incorporated by reference.

 Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

    The information provided in Item 1.01 regarding the Note Financing is hereby incorporated by reference.

Item 3.02          Unregistered Sales of Equity Securities.

    The disclosure set forth above under Item 1.01 (Entry Into a Material Definitive Agreement) is hereby incorporated by reference into this Item 3.02.

Item 5.02          Departure of Directors or Principal Officers;  Election of Directors; Appointment of Principal Officers

    Effective March 3, 2010 and March 5, 2010, respectively, Kevin C. Sherman and Milton Makris were appointed to the Company’s Board of Directors to serve for a period of one year or until their successors are elected and qualified.  As discussed above, Mr. Sherman and Mr. Makris were designated by the Placement Agent in connection with the Note Financing.

    Mr. Sherman joined the Company as Vice President of Strategy and Network Development on June 1, 2009 and was appointed Executive Vice President of the Company on February 1, 2010.    Prior to joining the Company in June 2009, Mr. Sherman served as the Senior Manager of Network Development of Product Partners, LLC from May 2008 to May 2009.  Prior to that Mr. Sherman served as the Chief Operating Officer of Hand & Associates from January 2008 to May 2008, and as the Director of Development and Principal of Holy Innocents School from August 2007 to December 2007.  Mr. Sherman also served as the principal of Saints Peter and Paul School from January 2004 to August 2007.  Mr. Sherman achieved an impressive record of revenue enhancement and organizational development for Product Partners LLC, a leading network marketing company emphasizing fitness and nutrition which was listed in Entrepreneur Magazine's 500 Fastest Growing Businesses in America with current sales over $400 million a year.

    Mr. Makris brings over 30 years of technical, business and entrepreneurial experience to the Company, including executive management experience with BZinc, Amber Ready, Inc., Marathon Staffing, Motorola, Lucent, Cabletron Systems, Digital Equipment Corporation as well as several start-ups.  He has been the Chief Operating Officer of Amber Ready, Inc. since September 2009 and a member of the Board of Directors since January 2009.  Between June 2001 and March 2009, Mr. Makris was the Director of Engineering for Motorola Inc. Mr.  Makris is also   involved in a consulting, advisory, and business development  role to several small companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: March 9, 2010	XELR8 HOLDINGS, INC.
By: /s/ Daniel W. Rumsey Daniel W. Rumsey Interim Chief Executive Officer